Exhibit 99.1

NEWS RELEASE

Contacts:	Patrick L. Ryan	Anthony C. Weagley
	President and CEO	President and CEO
	First Bank	Malvern Bancorp, Inc.
	(609) 643-0168	(610) 695-3648
	patrick.ryan@firstbanknj.com	TWeagley@mymalvernbank.com

FOR IMMEDIATE RELEASE

FIRST BANK AND MALVERN BANCORP, INC. COMPLETE MERGER

Expanded Presence in Highly Desirable New York City to Philadelphia Corridor

HAMILTON, NJ and PAOLI, PA—(GLOBENEWSWIRE)—July 17, 2023 – First Bank (Nasdaq Global Market: FRBA) today announced that its acquisition of Malvern Bancorp, Inc. (Nasdaq Global Market: MLVF) was completed before the open of business on July 17, 2023.

The combined stock and cash transaction was valued at approximately $129.7 million and will expand First Bank’s footprint in the highly desirable New York City to Philadelphia corridor. The consolidated assets of the combined company equal approximately $3.8 billion.

“We are pleased to welcome Malvern customers, employees and shareholders to First Bank as we grow our banking presence in New Jersey and Pennsylvania,” said Patrick L. Ryan, President and Chief Executive Officer of First Bank. “Malvern Bank has built a strong customer base by providing extraordinary customer service and we intend to continue this tradition.”

“This merger assures our customers and other stakeholders will transition to a company with similar organizational values and cultures,” said Anthony Weagley, President and Chief Executive Officer of Malvern Bancorp, Inc. “First Bank shares our values of great customer service and commitment to the community.”

Effective upon the closing of the merger, First Bank expanded its Board of Directors by three seats and appointed three Malvern directors, Andrew Fish, Howard Kent and Cynthia Felzer Leitzell, to the First Bank Board.

Hovde Group, LLC acted as financial advisor to First Bank and Piper Sandler & Co. acted as financial advisor to Malvern Bancorp, Inc. Luse Gorman, PC provided legal counsel to First Bank and Holland & Knight LLP provided legal counsel to Malvern Bancorp, Inc.

About First Bank

First Bank is a New Jersey state-chartered bank with 18 full-service branches in Cinnaminson, Cranbury, Delanco, Denville, Ewing, Flemington (2), Hamilton, Lawrence, Monroe, Pennington, Randolph, Somerset and Williamstown, New Jersey; and Doylestown, Trevose, Warminster and West Chester, Pennsylvania. With $2.8 billion in assets as of March 31, 2023, First Bank offers a full range of deposit and loan products to individuals and businesses throughout the New York City to Philadelphia corridor. First Bank’s common stock is listed on the Nasdaq Global Market under the symbol “FRBA.”

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. was the holding company for Malvern Bank, National Association (“Malvern Bank”), an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank served as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank was committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect, and integrity. Malvern Bank conducted business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its seven other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach Florida. Malvern Bank’s primary market niche was providing personalized service to its client base.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information regarding First Bank’s future financial performance, business and growth strategies, projected plans and objectives, and the proposed merger, integration of businesses, ability to recognize anticipated operational efficiencies, and other projections based on macroeconomic and industry trends. Such forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about First Bank, any of which may materially change over time and some of which may be beyond First Bank’s control. Forward-looking statements may be identified by use of terms such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”‘ In addition to factors disclosed in First Bank’s reports filed with the Federal Deposit Insurance Corporation (the “FDIC”), Malvern Bancorp, Inc.’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, difficulties and delays in integrating the Malvern Bancorp, Inc. business or fully realizing cost savings and other benefits of the merger, business disruption following the merger, changes in interest rates and capital markets, inflation, customer acceptance of First Bank’s products and services, customer borrowing, repayment, investment and deposit practices, customer disintermediation, the introduction, withdrawal, success and timing of business initiatives, competitive conditions, and other risk factors. If one or more events related to these or other risks or uncertainties materialize, or if underlying assumptions prove to be incorrect, actual results may differ materially from what First Bank anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and First Bank. does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that First Bank or persons acting on First Bank’s behalf may issue.